THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAW, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATSIFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

DELI SOLAR (USA), INC.

WARRANT CERTIFICATE

March 31, 2005

Certificate Number: ____
No. of Warrants: ____

FOR VALUE RECEIVED, Deli Solar (USA), Inc., a Nevada corporation (the "Company"), hereby grants to ____, or its registered assigns (the "Holder"), ____ Warrants, each Warrant representing the right in Holder to purchase from the Company, subject to Section 2 hereof, at any time after the date hereof and on or before the tenth anniversary of the date hereof (herein the "Expiration Date", and such ten-year period, the "Exercise Period"), one (1) share of the Common Stock, par value $0.001 per share of the Company (herein the "Warrant Share"), at the price of $3.85 per share (herein the "Exercise Price"). The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder, in whole at any time. The number of Warrant Shares purchasable and the Exercise Price applicable pursuant to this Warrant Certificate are subject to adjustment as provided in Section 2 hereof. In addition, the Company hereby agrees as follows:

1. Exercise Procedure. The Warrants represented by this Certificate shall be deemed to have been exercised at the time (herein called the "Exercise Time") at which the Company shall have received all of the following: (1) an Exercise Agreement, in the form set forth at the end of this Warrant Certificate, executed by the registered holder hereof; (2) this Warrant Certificate, and (3) a bank check payable to the Company in the amount of the Exercise Price payable under the terms hereof for the number of Warrant Shares as to which this Warrant Certificate is being exercised. The Company agrees that Warrant Shares purchased hereby shall be deemed to have

been issued at the Exercise Time, and the purchaser thereof shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time. Certificates for Warrant Shares purchased shall be delivered to the purchaser as soon as practicable and in any event not more than five business days after the Exercise Time.

2. Anti-Dilution Provisions: Adjustment of Exercise Price and Number of Warrant Shares Purchasable. The Exercise Price and the number of Warrant Shares purchasable upon the exercise are subject to adjustment from time to time upon the occurrence of the events enumerated below:

(a) In case the Company shall (i) pay a dividend on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine or reverse split its outstanding shares of Common Stock into a small number of shares, the Exercise Price in effect immediately prior to such event shall forthwith be adjusted to an amount calculated by dividing (A) an amount equal to the total number of shares of Common Stock issued and outstanding immediately prior to such event multiplied by the Exercise Price in effect immediately prior to such event by (B) the total number of shares of Common Stock issued and outstanding immediately after such event; and in such event the number of Warrant Shares covered by a Warrant shall be changed by reducing such number by the quotient of such division should the resulting outstanding shares be reduced or by increasing such number by the quotient should the resulting outstanding shares be increased.

(b) In case the Company shall issue rights or warrants to all holders of outstanding Common Stock of the Company entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than $3.85, the Exercise Price shall be adjusted upon the expiration of such rights or warrants so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date for such issuance (or such date of issuance if no record date is fixed) plus the number of shares of Common Stock which the total purchase price of the number of shares subscribed for or purchased pursuant to such rights or warrants (or the aggregate initial conversion price of all of the convertible securities so subscribed for or purchased) would purchase at such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date (or such date of issuance if no record date is fixed) plus the number of additional shares so subscribed for or purchased (or into which the convertible securities so subscribed for or purchased are initially convertible).

(c) In case the Company shall issue (i) additional shares of Common Stock (otherwise than upon conversion or exchange of securities or obligations convertible into or exchangeable for, or upon the exercise of rights, warrants or options entitling the holders thereof to subscribe for or purchase, shares of Common Stock) for a cash consideration per share which is less than $3.85 per share of Common Stock on the date the Company entered into a written agreement to issue such additional shares (or on the date of issuance thereof if there was no such written agreement), (ii) securities or obligations convertible into or exchangeable for shares of Common Stock at a price per share less than $3.85 per share of Common Stock on the date the Company

entered into a written agreement to issue such securities or obligations (or on the date of issuance thereof if there was no such written agreement), (iii) additional shares of Common Stock in exchange for property, services or other value (other than cash) having an aggregate fair market value (as determined by the Board of Directors whose determination shall be conclusive) less than $3.85 per share of Common Stock on the date the Company entered into a written agreement to effect such exchange (or the date of issuance of such additional shares if there was no such written agreement), multiplied by the number of such additional shares, or (iv) rights, warrants or options entitling the holders thereof to subscribe for or purchase share of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or conversion price per share) less than $3.85 per share of Common Stock on the date the Company entered into a written agreement to issue such rights, warrants or options (or the date of issuance or grant thereof if there was no such agreement), (the aggregate cash consideration for the additional shares referred to in clause (i), the aggregate conversion or exchange price of the securities or obligations referred to in clause (ii), the aggregate conversion or exchange price of the securities or obligations referred to in clause (iii), or the aggregate price (or conversion price) determined pursuant to clause (iv) of the rights, warrants or options referred to therein, as the case may be, being in each case hereinafter called the "Consideration"), then, and upon the occurrence of any and each such event, the Exercise Price shall be adjusted on the date of such issuance so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to date of such issuance by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on such date of issuance plus the number of shares of Common Stock which the Consideration would purchase at $3.85 per share of Common Stock on the date on which the Company entered into such written agreement (or such date of issuance if there was no such written agreement), and the denominator of which shall be the number of shares of Common Stock outstanding on such date of issuance plus (A) the number of additional shares so issued referred to in clause (i) or (iii), above, (B) the total number of shares into which the securities of obligations referred to in clause (ii) are initially convertible or exchangeable, or (C) the total number of shares issuable upon the exercise (or conversion), at the initial exercise (or conversion) price of the rights, warrants or options (or convertible securities) referred to in clause (iv), as the case may be. For the purposes of this subparagraph (c), the cash or other consideration for any shares shall be deemed to be the amount thereof received by the Company (or, in the event of any public offering and sale of shares, the aggregate public offering price thereof) before deducting any commissions of other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares. The provisions of this subparagraph (c) shall not apply to any transaction by the Company described in or contemplated by subparagraph (a) or (b) above.

(d) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) on evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock) or subscription rights or warrants (excluding those referred to in paragraph (b) above) the current Exercise Price to be in effect after such record date shall be determined by multiplying the current Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be $3.85 per share on such record date, less the fair market value (as determined

by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator shall be $3.85 per share. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had been fixed.

(e) Upon each adjustment of the Exercise Price as hereinabove provided, the holder of this Warrant Certificate shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(f) For the purpose of any computation under subparagraph (a), (b), (c), (d) or (e) above, shares of Common Stock owned by or held for the account of the Company, or any corporation all of the outstanding shares of capital stock of which are owned by the Company directly or indirectly, shall not be deemed to be outstanding.

(g) The Company shall not be required to make any adjustment of the Exercise Price pursuant to this Section 2 if the amount of such adjustment shall be less than 1%, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than 1%.

(j) Irrespective of any adjustment or change in the Exercise Price or the number or class of shares of Common Stock actually purchasable under the several Warrants, the Warrants theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable were expressed upon the Warrants when initially issued.

3. Merger, Consolidation Etc. If, prior to the Expiration Date, the Company shall at any time (a) consolidate with or merge into another corporation, (b) by reclassification or otherwise change as a whole the outstanding shares of its Common Stock into shares of another class or into shares of both Common Stock and of another class or classes, or (c) sell all or substantially all the assets of the Company, then, and in each such event, the Holder hereof will thereafter receive, upon the exercise hereof, the securities of property to which a holder of the number of shares of Common Stock deliverable upon such exercise would have been entitled upon such event, and the Company shall take such steps in connection with such event as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

4. Fractional Shares. The Company shall not be required to issue certificates representing fractions of shares of Common Stock, but shall in respect of any final fraction of a share, make a payment in cash based on the Exercise Price in effect at that time.

5. Reservations of Shares. The Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of all outstanding Warrants. The Company will take all such actions as may be necessary to ensure that all shares of Common Stock issued upon exercise of the Warrants will be duly and validly authorized and issued, fully paid and non-assessable.

6. Governmental Approvals. If any unissued securities required to be reserved for purposes of exercise of Warrants require (i) registration with, or approval of, any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as then in effect, or any similar Federal statute then in force, or any State securities law, required by reason of any transfer involved in such conversion), or (ii) listing on any national securities exchange, the Company will, before Warrant Shares may be issued upon exercise of any of the Warrants, at its expense and as expeditiously as possible, use its best efforts to cause such Warrant Shares to be duly registered or approved, or listed on such national securities exchange, as the case may be.

7. Taxes. The issuance of certificates for Warrant Shares upon the exercise of Warrants shall be made without charge to the Holders of such Warrants for any issuance tax in respect thereof or other cost incurred by the Company in connection with the exercise of the Warrants and the related issuance of Warrant Shares, provided that the Company shall not be required to pay any tax which may be payable in respect of an transfer involved in the issuance and delivery of an certificate in a name other than that of the Holder of the Warrant exercised.

8. Transfers. None of the Warrant, the rights hereunder and the Warrant Shares have been registered under the Securities Act of 1933, as amended, or may be offered or sold unless registered pursuant to the provisions of that Act or unless an exemption from registration is available. No Holder of any Warrant shall transfer any Warrant. It is understood that the Company may cause to be placed upon the Warrant and certificates for Warrant Shares issued upon exercise of the Warrant a legend evidencing the restrictions referred to herein.

9. Exchanges and Transfers. Subject to the provisions of paragraph 8 hereof, this Warrant is exchangeable, upon the surrender hereof by the registered Holder at the principal office of the Company, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered Holder at the time of such surrender. This Warrant and all rights hereunder are transferable in whole or in part without charge to the Holders hereof upon the books of the Company by the registered Holder hereof, in person or by duly authorized attorney, upon surrender of this Warrant duly endorsed, at the principal office of the Company.

10. Replacement Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

11. No Rights as Shareholder. Prior to the exercise of this Warrant, the Holder of this Warrant shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions.

12. Registered Holders. The Company may deem and treat the registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered by hand or mailed first-class postage prepaid:

(1) if to the registered Holder of this Warrant, at the address of such Holder as shown on the books of the Company; or

(2) if to the Company, at the address furnished to the Holder of this Warrant Certificate in writing by the Company or at such other address as it may have.

14. Successors and Assigns. The terms and conditions set forth in this Warrant Certificate shall be binding upon any successors or assigns of the Company.

15. Governing Law. This Warrant Certificate shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers under its corporate seal as of the date of issuance hereof.

DELI SOLAR (USA), INC.

By: ______________________
Deli Du, Chief Executive Officer

By: ______________________
Jing Wang, Secretary

EXERCISE AGREEMENT

Dated: ______

To: Deli Solar (USA), Inc.

(1) The undersigned, pursuant to the provisions set forth in the attached Warrant Certificate No. _______, hereby agrees to subscribe for the purchase of _________ Warrant Shares of Common Stock covered by such Certificate and makes payment herewith in full therefor at the price per share and in the manner provided by such Warrant Certificate.

(2) In exercising the Warrants represented by the attached Warrant Certificate, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state or foreign securities laws. Further, the undersigned acknowledges (i) that the purchase of the shares of Common Stock is a long term investment (ii) that the undersigned must bear the economic risk of the investment for an indefinite period of time because the shares have not been registered under the Act or any state securities laws and that the undersigned's financial condition is such that it is not likely that it will be necessary to dispose of any such shares in the foreseeable future and (ill) that the certificates representing the Securities purchased will bear appropriate legends as to the foregoing.

(3) The undersigned has such experience and knowledge in financial and business matters to be capable of evaluating the merits and risks of the investment contemplated hereby, and has reviewed the merits of such investment with tax and legal counsel and other advisors to the extent deemed advisable. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the investment and to obtain any additional information the undersigned deemed necessary. The undersigned is an "accredited investor" as defined in Rule 501 under the Act.

(4) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned.

Name:

Signature: ______________________

Address: